                    DiVall Insured Income Properties 2, L.P.

                                 QUARTERLY NEWS


A publication of The Provo Group, Inc.                SECOND QUARTER 1997



BOATMEN'S LITIGATION AWAITS RULING FROM JUDGE
Kansas City, Missouri

An affiliated partnership of DiVall     The former general partners had
Insured Income Properties 2, L.P.       borrowed $600,000 during or before
went to trial on June 23, 1997          1991 from Metro North State Bank (the
against Boatmen's First National        note is now held by Boatmen's). The
Bank of Kansas City (Boatmen's).        proceeds of the Note were never
The trial was over within two days,     received by DiVall 1.
however, no judgment has been made
at this time.                           To date, DiVall 1 has shared the
                                        expenses of this litigation with its
DiVall Insured Income Fund, L.P.        affiliated partnerships, DiVall
(DiVall 1), the affiliated              Insured Income Properties 2, L.P. and
partnership, had previously filed a     DiVall Income Properties 3, L.P.  It
complaint during March 1994 in the      will also share any recoveries
United States District Court for the    resulting from a partial or full
Western District of Missouri against    cancellation of the alleged
Boatmen's seeking a declaratory         indebtedness in accordance with the
judgment that Boatmen's had no right    allocation percentages previously
or interest in a promissory note        defined for the Restoration Trust.
executed in the name of DiVall 1 by
the former general partners secured     Management is currently awaiting the
by mortgages on five properties in      judge's ruling.
DiVall 1.


                          ---------------------------


                              OTHER NEWS INSIDE...

 .    "CKE" Acquires Hardee's Restaurants.........Property Highlights, pg 4

 .    Cypress Restaurants to Buy Its Denny's?.....Property Highlights, pg 4

 .    DenAmerica Lease Negotiations Continue......Property Highlights, pg 3

 .    Hardee's (West Jordan, UT) Sold.............Property Highlights, pg 3

 .    Third-Party Solicitations.................Questions and Answers, pg 5

 .    Village Inn Struggling to Recover...........Property Highlights, pg 4

Page 2                            DiVall 2                                2 Q 97

                        ------------------------------

                            Distribution Highlights

 .  5.1% (approx.) annualized return     .  $11.34 per unit (approx.) for the
   from operations and 0.2% (approx.)      Second Quarter 1997 from both cash
   non-annualized return of capital        flow from operations and investing
   from a special distribution related     activities.
   to property sales, equipment leases
   and recoveries based on $35,400,000  .  $820.00 to $623.00 range of
   ("net" remaining initial investment).   distributions per unit from the first
                                           unit sold to the last unit sold
                                           before the offering closed (February
 .  $525,000 total amount distributed       1990), respectively.
   for the Second Quarter 1997 which
   was $50,000 less than budgeted.         Distributions are from both cash flow
                                           from operations and "net" cash
   The lower than budgeted distributions   activity from financing and investing
   are primarily due to the loss of        activities.  (NOTE:  Original units
   rental income from the multiple         were purchased for $1,000/unit.)
   Hardee's restaurant sales and two
   (2) delinquent Denny's restaurants.

                        ------------------------------

                 Statements of Income and Cash Flow Highlights

 .  1% decrease in            .  2% decrease in total   .  0.2% decrease in
   operating revenues           expenses from             "net" income from
   from projections.            projections.              projections.


                                     * * *

 .  Proceeds in the amount    .  Rental income was      .  Equipment residuals in
   of $67,200 were              $22,000 lower than        the amount of $14,000
   received by the              budget as no rent was     were collected during
   Partnership as a result      received during this      the quarter.  These
   of a land easement.          quarter for the           residuals had
                                Hardee's restaurants      previously been
                                that were sold during     written off by the
                                the First Quarter 1997.   Partnership.

Page 3                             DiVall 2                               2 Q 97

                        ------------------------------

                              Property Highlights

                                   Vacancies
                                   ---------

 .  Country Kitchen restaurant (Cedar     .  Denny's restaurant (Twin Falls, ID)
   Rapids, IA) remained vacant at June      was vacant at June 30, 1997. The
   30, 1997.  The Partnership continues     tenant of this property, DenAmerica,
   to work with prospective tenants for     Corp., vacated the property at the
   either the re-lease or sale of this      end of the December 1996 and
   property.                                notified management that they were
                                            ceasing all rental payments. (NOTE:
                                            Refer to "Other Property Matters"
                                            below for further discussion.)


                                Rents Receivable
                                ----------------

          The following restaurants were delinquent at June 30, 1997.

 .  Denny's restaurant (Twin Falls, ID)   .  Denny's restaurant (Daytona Beach,
   -DenAmerica, Corp. - $52,000 for         FL) - Cypress Restaurants, Inc.
   scheduled rent, equipment rent,          -$25,000 for scheduled rent,
   sales tax, and late charges. (NOTE:      interest, and sales tax. (NOTE: This
   The tenant cured this delinquency        delinquency must be cured prior to
   during July 1997.)                       purchase by the tenant. See "Other
                                            Property Matters" below.)

                                Sale of Property
                                ----------------

   .     On July 31, 1997,  Hardee's (West Jordan, UT) was sold for $537,200.
                                                           ----

                             Other Property Matters
                             ----------------------

 . As noted above, DenAmerica Corporation notified management during last quarter that they were ceasing rental payments on their Twin Falls, Idaho restaurant in the Partnership. This tenant was defaulted and has since requested that management consider their proposal for terminating the Twin Falls, Idaho lease and consider modifying their remaining leases that currently pay straight percentage rent versus fixed rent. The Partnership has countered these proposals and is currently awaiting a response from the tenant.

Page 4                             DiVall 2                               2 Q 97

                        ------------------------------

                          Property Highlights (cont'd)


                             Other Property Matters
                             ----------------------

 .  Cypress Restaurants, Inc., tenant of  .  Hardee's Food Systems, Inc. was
   Denny's (Daytona Beach, FL) notified     formally acquired in July 1997 by
   the Partnership at the end of April      CKE Restaurants, owner of Carl's Jr.
   1997 that it closed this restaurant      restaurants. The Partnership
   on March 31, 1997.                       anticipates the buy out and the
                                            marriage of Hardee's breakfast menu
   The tenant has since proposed a          and Carl's Jr.'s lunch/dinner menus
   purchase offer to the Partnership        may "boost" sales nationwide.
   for this property and its Denny's
   restaurant in New Smyrna Beach,          This acquisition impacts most of the
   Florida.                                 Partnership's Hardee's restaurants.

   The Partnership has agreed "in        .  FMI, tenant of the Partnership's
   principle" to a sale of these            Village Inn (Grand Forks, ND)
   properties to Cypress Restaurants.       continues to struggle following
   Although the proposed transactions       their setback last quarter which was
   have several contingencies,              related to the severe winter weather
   management anticipates closings to       and flooding. (NOTE: The Partnership
   occur during the Fourth Quarter of       had granted a 2 1/2 month rent
   1997.                                    abatement for this tenant.)

                        ------------------------------

                             Restoration Highlights


 .  There were no recoveries received     .  The trial against Boatmen's First
   during the Second Quarter 1997.          National Bank of Kansas City was
                                            held on June 23 and 24, 1997.
 .  "Total" recoveries received to date
   for the Partnership are                  No ruling has been issued.
   approximately $2,089,000.

Page 5                             DiVall 2                               2 Q 97

                        ------------------------------

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through June 30, 1997.

                                                  Distribution      Capital
                                                  ------------      -------
                                                    Analysis        Balance
                                                    --------        -------

     Original Capital Balance                                -   $ 46,280,300
     Cash Flow From Operations Since Inception    $ 22,663,894              -
     Total Distributions Since Inception           (33,563,868)             -
                                                  ------------

     (Return) of Capital                          $(10,899,974)   (10,899,974)
                                                  ============   ------------

     "Net" Remaining Initial Investment
          by Original Partners                               -   $ 35,380,326
                                                                 ============


    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

                        ------------------------------

                              Questions & Answers

1.  Why am I receiving solicitations    2.  When can I expect my next
    to buy my units?                        distribution mailing?

    Any solicitations that you receive      Your next scheduled distribution
    to buy your units are a result of a     correspondence for the Third Quarter
    third-party (not affiliated with        of 1997 will be mailed on November
    TPG, Inc.) who is interested in         15, 1997.
    acquiring units at a discounted
    rate.  As General Partner, we
    encourage you to thoroughly review
    all your options.

Page 6                              DiVall 2                              2 Q 97



                                     * * *

================================================================================

 For questions or additional information, please contact Investor Relations at
                       1-800-547-7686 or 1-608-244-7661.

                All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

          Post Office Box 8673                1410 Northport Drive
          Madison, Wisconsin  53708-8673      Madison, Wisconsin  53704

                               (FAX 608-244-7663)

================================================================================

                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1997


-----------------------------------------------------------------------------------------------------------
                                                                    PROJECTED       ACTUAL        VARIANCE
                                                                    ---------------------------------------
                                                                      2ND            2ND
                                                                    QUARTER        QUARTER         BETTER
OPERATING REVENUES                                                  6/30/97        6/30/97        (WORSE)
                                                                    --------      ----------     ----------
Rental income                                                       $725,994        $704,344       ($21,650)
 Direct financing interest                                             2,877           2,877              0
 Interest income                                                      16,829          19,188          2,359
 Other income                                                         11,304          23,191         11,877
                                                                    --------      ----------     ----------
TOTAL OPERATING REVENUES                                            $757,004        $749,590        ($7,414)
                                                                    --------      ----------     ----------
OPERATING EXPENSES
 Insurance                                                            $7,105          $6,591           $514
 Management fees                                                      44,390          44,520           (130)
 Overhead allowance                                                    3,700           3,591            109
 Advisory Board                                                        4,400           2,600          1,800
 Administrative                                                       37,300          37,830           (530)
 Professional services                                                 5,141           3,693          1,448
 Auditing                                                             12,000          12,000              0
 Legal                                                                 7,500           7,272            228
 Defaulted tenants                                                     2,670           1,722            948
                                                                    --------      ----------     ----------
TOTAL OPERATING EXPENSES                                            $124,206        $119,819         $4,387
                                                                    --------      ----------     ----------
GROUND RENT                                                          $30,927         $31,083          ($156)
                                                                    --------      ----------     ----------
INVESTIGATION AND RESTORATION EXPENSES                                $5,252          $9,876        ($4,624)
                                                                    --------      ----------     ----------
NON-OPERATING EXPENSES
 Depreciation                                                       $123,186        $115,167         $8,019
 Amortization                                                              0           1,163         (1,163)
                                                                    --------      ----------     ----------
TOTAL NON-OPERATING EXPENSES                                        $123,186        $116,330         $6,856
                                                                    --------      ----------     ----------
TOTAL EXPENSES                                                      $283,571        $277,108         $6,463
                                                                    --------      ----------     ----------
NET INCOME                                                          $473,433        $472,482          ($951)

OPERATING CASH RECONCILIATION:                                                                     VARIANCE
                                                                                                 ----------
 Depreciation and amortization                                       123,186         116,330         (6,856)
 (Increase) Decrease in current assets                                33,280         (83,511)      (116,791)
 Increase (Decrease) in current liabilities                          (30,190)        (16,529)        13,661
 Option deposit                                                            0          60,000         60,000
 (Increase) Decrease in cash reserved for payables                     4,000         (55,000)       (59,000)
 Advance from prior cash flows for current distributions             (43,000)        (43,000)             0
                                                                    --------      ----------     ----------
Net Cash Provided From Operating Activities                         $560,709        $450,772      ($109,937)
                                                                    --------      ----------     ----------
CASH FLOWS FROM (USED IN) INVESTING
 AND FINANCING ACTIVITIES
 Recoveries from former G.P. affiliates                                    0               0              0
 Principal received on equipment leases                               11,930           6,004         (5,926)
 Proceeds from property sales                                              0          67,200         67,200
                                                                    --------      ----------     ----------
Net Cash Provided From Investing And Financing
 Activities                                                          $11,930         $73,204        $61,274
                                                                    --------      ----------     ----------

Total Cash Flow For Quarter                                         $572,639        $523,976       ($48,663)

Cash Balance Beginning of Period                                     884,354       2,540,209      1,655,855
Less 1st quarter distributions paid 5/97                            (575,000)     (2,000,000)    (1,425,000)
Change in cash reserved for payables or future distributions          39,000          98,000         59,000
                                                                    --------      ----------     ----------
Cash Balance End of Period                                          $920,993      $1,162,185       $241,192

Cash reserved for 2nd quarter L.P. distributions                    (575,000)       (525,000)        50,000
Cash reserved for payment of payables                               (179,000)       (368,000)      (189,000)
                                                                    --------      ----------     ----------
Unrestricted Cash Balance End of Period                             $166,993        $269,185       $102,192
                                                                    ========      ==========     ==========
-----------------------------------------------------------------------------------------------------------
                                                                    PROJECTED       ACTUAL        VARIANCE
                                                                    ---------------------------------------
* Quarterly Distribution                                            $575,000        $525,000       ($50,000)
  Mailing Date                                                   8/15/97        (enclosed)
-----------------------------------------------------------------------------------------------------------
* Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

                                         ---------------------------------------
                                         ORIGINAL EQUITY             $46,280,300
                                         NET DISTRIBUTION OF
                                           CAPITAL SINCE INCEPTION   $10,899,974
                                                                    ------------
                                         CURRENT EQUITY              $35,380,326
                                                                    ============
                                         ---------------------------------------
PORTFOLIO  (Note 1)

                                             -----------------------------       --------------------------------------------------
                                                      REAL ESTATE                                     EQUIPMENT
                                             -----------------------------       --------------------------------------------------
                                                         ANNUAL                     LEASE                       ANNUAL
                                                          BASE       %           EXPIRATION                      LEASE         %*
CONCEPT                 LOCATION              COST        RENT     YIELD            DATE             COST      RECEIPTS      RETURN
---------------------------------------      -----------------------------       --------------------------------------------------
APPLEBEE'S           COLUMBUS, OH            1,059,465   135,780   12.82%         06/30/97           84,500      17,438       20.64%

BLOCKBUSTER          OGDEN, UT                 646,425   100,554   15.56%

COUNTRY KIT.         CEDAR RAPIDS, IA          660,156         0    0.00%

DENNY'S              N. SYMRNA BCH, FL       1,025,830   133,380   13.00%
DENNY'S              DAYTONA, FL             1,029,844   136,800   13.28%

DENNY'S  (2)(3)      PHOENIX, AZ               295,750    39,000   13.19%                           224,376           0        0.00%
DENNY'S  (2)         PHOENIX, AZ               972,726    84,000    8.64%                           183,239           0        0.00%
DENNY'S  (2)         PHOENIX, AZ               865,900    86,000    9.93%                           221,237           0        0.00%
DENNY'S              TWIN FALLS, ID            699,032    83,200   11.90%         04/30/99          190,000      37,860       19.93%
DENNY'S  (2)(3)      PHOENIX, AZ               500,000    37,000    7.40%                            14,259           0        0.00%

HARDEE'S (5)         S MILWAUKEE, WI           808,032    64,000    7.92%
HARDEE'S (5)         HARTFORD, WI              686,563    64,000    9.32%
HARDEE'S (5)         MILWAUKEE, WI           1,010,045    76,000    7.52%                    (4)    260,000           0        0.00%
    "                      "                                                                        151,938           0        0.00%
HARDEE'S             W JORDAN, UT              617,907    77,880   12.60%
HARDEE'S (5)         FOND DU LAC, WI           849,767    88,000   10.36%                    (4)    290,469           0        0.00%
HARDEE'S (5)         MILWAUKEE, WI                   0         0    0.00%                           780,000           0        0.00%

HOOTER'S             R. HILLS, TX            1,246,719    95,000    7.62%

HOSTETTLER'S         DES MOINES, IA            845,000    55,584    6.58%                            52,813           0        0.00%

KFC                  SANTA FE, NM              451,230    60,000   13.30%

MIAMI SUBS           PALM BEACH, FL            743,625    39,000    5.24%
---------------------------------------      -----------------------------       --------------------------------------------------

                                                 ------------------------------------          --------------
                                                              TOTALS                             TOTAL % ON
                                                 ------------------------------------           $35,380,326
                                                                   ANNUAL                          EQUITY
CONCEPT                     LOCATION                 COST         RECEIPTS     RETURN               RAISE
-------------------------------------------       -----------------------------------          --------------
APPLEBEE'S               COLUMBUS, OH              1,143,965      153,218      13.39%

BLOCKBUSTER              OGDEN, UT                   646,425      100,554      15.56%

COUNTRY KIT.             CEDAR RAPIDS, IA            660,156            0       0.00%

DENNY'S                  N. SYMRNA BCH, FL         1,025,830      133,380      13.00%
DENNY'S                  DAYTONA, FL               1,029,844      136,800      13.28%

DENNY'S  (2)(3)          PHOENIX, AZ                 520,126       39,000       7.50%
DENNY'S  (2)             PHOENIX, AZ               1,155,965       84,000       7.27%
DENNY'S  (2)             PHOENIX, AZ               1,087,137       86,000       7.91%
DENNY'S                  TWIN FALLS, ID              889,032      121,060      13.62%
DENNY'S  (2)(3)          PHOENIX, AZ                 514,259       37,000       7.19%

HARDEE'S (5)             S MILWAUKEE, WI             808,032       64,000       7.92%
HARDEE'S (5)             HARTFORD, WI                686,563       64,000       9.32%
HARDEE'S (5)             MILWAUKEE, WI             1,421,983       76,000       5.34%
    "                          "
HARDEE'S                 W JORDAN, UT                617,907       77,800      12.60%
HARDEE'S (5)             FOND DU LAC, WI           1,140,236       88,000       7.72%
HARDEE'S (5)             MILWAUKEE, WI               780,000            0       0.00%

HOOTER'S                 R. HILLS, TX              1,246,719       95,000       7.62%

HOSTETTLER'S             DES MOINES, IA              897,813       55,584       6.19%

KFC                      SANTA FE, NM                451,230       60,000      13.30%

MIAMI SUBS               PALM BEACH, FL              743,625       39,000       5.24%
-------------------------------------------        ----------------------------------          --------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
      2: Rent is based on 12.5% of monthly sales. Rent projected for 1997 is based on 1996 sales levels.
      3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent. The annual base rent shown is net of the underlying ground lease rent.
      4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
      5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

                                                                               ------------------------------------------
                                                                               ORIGINAL EQUITY                $46,280,300
                                                                               NET DISTRIBUTION OF
                                                                                 CAPITAL SINCE INCEPTION      $10,899,974
                                                                                                              -----------
                                                                               CURRENT EQUITY                 $35,380,326
                                                                               -------------------------------===========
PORTFOLIO        (Note 1)
                                      -----------------------------------      ------------------------------------------
                                                  REAL ESTATE                                  EQUIPMENT
                                      -----------------------------------      ------------------------------------------
                                                      ANNUAL                     LEASE                   ANNUAL
--------------------------------                       BASE          %         EXPIRATION                LEASE       %
CONCEPT          LOCATION                COST          RENT        YIELD          DATE        COST      RECEIPTS   RETURN
--------------------------------      -----------------------------------      ------------------------------------------
POPEYE'S         PARK FOREST, IL         580,938       77,280      13.30%

SUNRISE PS       PHOENIX, AZ           1,084,503      127,920      11.80%                    79,219          0      0.00%
                                                                                06/30/97     19,013      3,930     20.67%
VILLAGE INN      GRAND FORKS, ND         739,375       84,000      11.36%

WENDY'S          AIKEN, SC               633,750       90,480      14.28%
WENDY'S          CHARLESTON, SC          580,938       76,920      13.24%
WENDY'S          N. AUGUSTA, SC          660,156       87,780      13.30%
WENDY'S          AUGUSTA, GA             728,813       96,780      13.28%
WENDY'S          CHARLESTON, SC          596,781       76,920      12.89%
WENDY'S          AIKEN, SC               776,344       96,780      12.47%
WENDY'S          AUGUSTA, GA             649,594       86,160      13.26%
WENDY'S          CHARLESTON, SC          528,125       70,200      13.29%
WENDY'S          MT. PLEASANT, SC        580,938       77,280      13.30%
WENDY'S          MARTINEZ, GA            633,750       84,120      13.27%

HALLANDALE TAG   HALLANDALE, FL          792,188       30,000       3.79%
--------------------------------      -----------------------------------
--------------------------------      -----------------------------------                 -------------------------------
PORTFOLIO TOTALS (33 Properties)      24,580,209    2,617,798      10.65%                 2,551,063     59,228      2.32%
--------------------------------      -----------------------------------                 -------------------------------

                                      -----------------------------------   --------------
                                                     TOTAL
                                      -----------------------------------     TOTAL % ON
                                                                              $35,380,326
--------------------------------                       TOTAL                     EQUITY
CONCEPT          LOCATION                 COST        RECEIPTS     RETURN        RAISE
--------------------------------      -----------------------------------    -------------

POPEYE'S         PARK FOREST, IL         580,938       77,280      13.30%

SUNRISE PS       PHOENIX, AZ           1,182,735      131,850      11.15%

VILLAGE INN      GRAND FORKS, ND         739,375       84,000      11.36%

WENDY'S          AIKEN, SC               633,750       90,480      14.28%
WENDY'S          CHARLESTON, SC          580,938       76,920      13.24%
WENDY'S          N. AUGUSTA, SC          660,156       87,780      13.30%
WENDY'S          AUGUSTA, GA             728,813       96,780      13.28%
WENDY'S          CHARLESTON, SC          596,781       76,920      12.89%
WENDY'S          AIKEN, SC               776,344       96,780      12.47%
WENDY'S          AUGUSTA, GA             649,594       86,160      13.26%
WENDY'S          CHARLESTON, SC          528,125       70,200      13.29%
WENDY'S          MT. PLEASANT, SC        580,938       77,280      13.30%
WENDY'S          MARTINEZ, GA            633,750       84,120      13.27%

HALLANDALE TAG   HALLANDALE, FL          792,188       30,000       3.79%
--------------------------------      -----------------------------------    -------------
--------------------------------      -----------------------------------    -------------
PORTFOLIO TOTALS (33 Properties)      27,131,272    2,677,027       9.87%            7.57%
--------------------------------      -----------------------------------    -------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.


                                  Page 2 of 2